Exhibit 3.82

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCOR.PORA TION ENSCO Delaware, Inc., a corporation organize4 and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY: FIRST: That the Board of Directors of ENSCO Delaware, Inc., by the unanimous written consent of its members, duly adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation of the Company, declaring the said amendment to be advisable and directing that said amendment be considered at a special meeting of the sole shareholder of the Company. The resolutions setting forth the proposed amendment are as follows: BE IT RESOLVED, that the Company amend its Certificate of Incorporation by changing the First Article thereof to read: "The name of the Corporation is ENSCO Holding Company." SECOND: That in lieu of a meeting and vote of the sole shareholder, the sole share holder of the Company has, by Unanimous Written Consent, approved said amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware. THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, said Company has caused this Certificate to be signed by C. Christopher Gaut, its President, and attested by Robert 0. Isaac, its Assistant Secretary, lhis 21 • day of December, 1998. ATTEST: By: Its: obert 0 . Isaac Assistant Secretary L,C9 804-4<t-JU By: C. Chrl Its: President STATE OF DELANARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09: 00 AM 12/29/1998 981510608 - 2171389

AMENDED AND RESTATED BY-LAWS OF ENSCO DELAWARE, INC. f/k/a PENROD, INC. INCORPORATED SEPTEMBER 1, 1988 UNDER THE LAWS OF THE STATE OF DELAWARE Amended and Restated with Effect from December 4, 1997

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

Section 1. Definitions 1

ARTICLE II
OFFICES

Section 1. Registered Office 2
Section 2. Other Offices 2

ARTICLE III
MEETINGS OF STOCKHOLDERS

Section 1. Annual Meetings 2
Section 2. Special Meetings 3
Section 3. Notice of Meetings 3
Section 4. Waiver of Notice 3
Section 5. Organization 4
Section 6. Order of Business 4
Section 7. Stockholders Entitled to Vote 4
Section 8. Quorum 5
Section 9. Adjournments 5
Section 10. Vote of Stockholders 5
Section 11. Action Without a Meeting 5
Section 12. Inspectors of Election 6

ARTICLE IV
BOARD OF DIRECTORS

Section 1. Number 6
Section 2. Power and Authority to Manage 6
Section 3. Selection 6
Section 4. Vacancies; Filling of Vacancies 7
Section 5. Stockholder Election of Directors 7
Section 6. Regular Meetings 7
Section 7. Special Meetings 7
Section 8. Notice of Meetings 7
Section 9. Waiver of Notice 7
Section 10. Organization 8
Section 11. Order of Business 8
Section 12. Quorum 8
Section 13. Adjournments 8
Section 14. Vote of the Board of Directors 8
Section 15. Action Without a Meeting 8
Section 16. Participation at Meetings 8
Section 17. Removal of Directors 9

Page

ARTICLE V
NOTICES AND REQUESTS

Section 1. Notices and Requests 9
Section 2. Written Waiver 10

ARTICLE VI
OFFICERS

Section 1. Initial Officers 10
Section 2. Term in Office 10
Section 3. Compensation 10
Section 4. President 10
Section 5. Vice Presidents 11
Section 6. Secretary and Assistant Secretaries 11
Section 7. Treasurer and Assistant Treasurers 11

ARTICLE VII
CERTIFICATES REPRESENTING SHARES
OF COMMON STOCK

Section 1. Stock Certificates 12
Section 2. Facsimile Signatures 12
Section 3. Lost Stock Certificates 12
Section 4. Transfers of Stock 13
Section 5. Determination of Stockholders of Record; Fixing Record Date 13
Section 6. Corporate Records and Reports 14

ARTICLE VIII
GENERAL PROVISIONS

Section 1. Dividends 14
Section 2. Reserves 14
Section 3. Registered Stockholders 15
Section 4. Indemnification 15
Section 5. Checks 15
Section 6. Fiscal Year 15
Section 7. Seal 15
Section 8. Affixing and Attesting 15
Section 9. Insurance 16

ARTICLE IX
AMENDMENT OF BY-LAWS

Section 1. Amendment of By-Laws 16

L3R1714s

AMENDED AND RESTATED BYLAWS OF ENSCO DELAWARE, INC. (A Delaware Corporation) ARTICLE I DEFINITIONS Section 1. Definitions. the following meanings: (a) The following terms shall have "Board of Directors" shall mean the collective reference to all of the members of he Board of Directors of the Company. "By-Laws" shall mean the By-Laws of the Company in effect from time to time. "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company, as amended from time to time. "Common Stock" shall mean the common stock, par value $ . 01 per share of the Company; and all references to "Common Stock" shall include any other equity security for which Common Stock shall be exchanged or into which Common Stock shall be converted. "Company" shall mean ENSCO Delaware, Inc., a Delaware corporation and any successors thereto. "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. "Person" shall mean an individual, corporation, general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, unincorporated

-2- association, Governmental Authority or other entity of whatever nature. "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect at least a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in these By-Laws shall refer to a Subsidiary or Subsidiaries of the Company. (b) Use of Defined Terms in Notices. Unless otherwise defined therein, each term defined in these By-Laws shall have the meaning assigned to such term when such term is used in any notice, certificate, receipt, instrument or other document created or delivered pursuant to these By-Laws. ARTICLE II OFFICES Section 1. Registered Office. The registered office of the Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the city of Wilmington, County of New Castle. Section 2. Other Offices. The company may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Company may require. ARTICLE III MEETINGS OF STOCKHOLDERS Section 1. Annual Meetings. The annual meeting of stockholders shall be held in each year at such time, on such day and at such place, within or without the State of Delaware, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. At the annual meeting, the stockholders shall elect directors and transact such other business as may properly be brought before such meeting.

-3- Section 2. Special Meetings. A special meeting of stockholders may be called by any member of the Board of Directors. In addition, a special meeting of stockholders shall be called by any member of the Board of Directors upon the written request of stockholders of record owning not less than twenty percent (20%) of the outstanding shares of the Common Stock entitled to notice of and to vote at such special meeting. Special meetings of stockholders may be held at such time, on such day and at such place, within or without the state of Delaware, as may be designated by the Board of Directors or the President, on behalf of the stockholders requesting such meeting and stated in the notice of the meeting or in a duly executed waiver thereof. Section 3. Notice of Meetings. Except as otherwise provided by law, the written or printed notice of any meeting of stockholders shall state the place, date and hour of any meeting called pursuant to Section 1 or Section 2 of this Article III. In the case of a special meeting, such notice shall also include a brief description of the purpose or purposes for which the meeting is called. Any notice of any meeting shall be given in accordance with Section 1 of Article V of these By-Laws to each stockholder of record entitled to notice thereof and to vote thereat determined pursuant to Section 7 of this Article III not less than ten (10) nor more than sixty (60) days before the date of such meeting. When a meeting of stockholders is adjourned for thirty (30) days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as if a new meeting has been called. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the stock transfer books of the Company unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address designated in such request. Notice of each meeting of stockholders shall be in such form as is approved by the Board of Directors or the Secretary, as the case may be. Except as otherwise provided by law, the business which may be transacted at any special meeting of stockholders shall consist of and be limited to the purpose so stated in such notice. No publication of any notice of a meeting of stockholders shall be required. Section 4. Waiver of Notice. Anything herein contained to the contrary notwithstanding, notice of any meeting of stockholders shall be waived by any stockholder (a) who s hall attend and participate in the bus iness transacted at such meeting in person or by proxy, except when the person attends such meeting for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or (b) who shall, or whose proxy or attorney duly authorized s hall, sign a written waiver thereof, whether before or after the time stated therein .

-4- Section 5. Organization. One member of the Board of Directors shall act as chairman at all meetings of stockholders and as such chairman shall call meetings of stockholders to order and preside thereat. The Secretary shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting. Section 6. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting. Section 7. Stockholders Entitled to Vote. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors shall fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting. In order to determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Only such stockholders who shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent or express such dissent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid. The Secretary shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place, specified in the notice of the meeting, within the city where the mee ting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

-5- Section 8. Quorum. At any meeting of stockholders at which any action is to be taken or any question decided (including the election of members of the Board of Directors), the presence in person or by proxy of the holders of two-thirds (2/3rds) of the shares of Common stock entitled to vote at such meeting with respect to such action or question shall constitute a quorum. Section 9. Adjournments. In the absence of a quorum, the holders of a majority of the shares of Common Stock present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given other than an announcement at the meeting that it is being adjourned, provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Section 10. Vote of Stockholders. All actions by stockholders shall be taken at a stockholders' meeting except as otherwise permitted by these By-Laws or by law. Every stockholder of record, as determined pursuant to Section 7 of this Article III, who is entitled to vote, shall be entitled at every meeting of stockholders to one vote for every share of stock standing in his name on the books of the Company. At every such meeting at which a quorum is present for the taking of any action or the deciding of any question, the percentage of the shares of Common Stock specified by law or in the Certificate of Incorporation or these By-Laws, present in person or by proxy, at the meeting shall be necessary to take such action or decide such question. The absence of a quorum as provided for herein for the taking of any one action or the deciding of any one question shall not prevent the taking of any other action or the deciding of any other question for which a quorum is present. Every stockholder entitled to vote shall have the right to vote i n person or by proxy duly appointed by an instrument in writing. The attendance at any meeting of stockholders of a stockholder who may theretofore have given a proxy shall not have the effect of revoking such proxy unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. Section 11 . Action Without a Meeting. Except as otherwise provided by law or by the Certifi cate of Incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the stockholders of record of the number of issued and outstanding shares of Common Stock having not less than

-6- the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The original written consent shall be filed with the Secretary of the Company and shall have the same force and effect as a vote of stockholders at a meeting. Copies of such written consent shall be filed at the registered office of the Company in the State of Delaware and at the principal office of the Company in the State of Texas. Section 12. Inspectors of Election. At any meeting of stockholders, the votes with respect to any question to be decided or action to be taken shall be conducted by two inspectors of election appointed for that purpose by the Board of Directors or by the vote, in person or by proxy, of the holders of a majority of the votes entitled to be cast at such meeting with respect to the deciding of such question or the taking of such action. All questions respecting the qualification of voters, the validity of the proxies and the acceptance or rejection of votes shall be decided by such inspectors. The inspectors shall be sworn faithfully to execute their duties with strict impartiality and according to the best of their ability. If any inspector of election appointed to act at any meeting shall fail to be present or shall decline to act, a successor to such inspector shall be appointed by the Board of Directors. ARTICLE IV BOARD OF DIRECTORS Section 1. Number. will be three (3). The number of Directors of the Company Section 2. Power and Authority to Manage. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. Section 3 . Selection. Except as otherwise provided by law or by the Certificate of Incorporation, and subject to the provisions of this Article IV, members of the Board of Directors shall be elected at the annual meeting of stockholders. Members of the Board of Directors shall be elected by the affirmative vote of fifty-one percent ( 51%) of the Common Stock then outstanding. Members of the Board of Directors shall serve until the next annual meeting of stockholders or until their earlier resignation or removal, except as provided in Section 4 of this Article IV. Each member of the Board of Directors elected shall hold office until his successor is elected and qualified. Members of the Board of Directors need not be residents of the State of Delaware but shall be United States' citizens.

-7- Section 4. Vacancies; Filling of Vacancies. Vacancies or newly created directorships resulting from any increase in the authorized number of Directors shall be filled by the vote of the stockholders. A member of the Board of Directors elected to fill a vacancy shall be elected to the unexpired term of his predecessor in office or until his death, removal, resignation or his successor is chosen. Section 5. Stockholder Election of Directors. At any such stockholder election for members of the Board of Directors, every stockholder entitled to vote at any such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote and stockholders of the Company are expressly prohibited from cumulating their votes in any election for members of the Board of Directors of the Company. Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held on such day and at such place, within or without the State of Delaware, from time to time as determined by the Board of Directors. Any regular meeting is valid, wherever held, if held on the written consent of all the members of the Board of Directors given either before or after the meeting and filed with the Secretary of the Company. Section 7. Special Meetings. Special meetings of the Board of Directors may be called by any member of the Board of Directors. Special meetings of the Board of Directors may be held at such time, on such day and at such place, within or without the State of Delaware as specified in the notice of such meeting. Section 8. Notice of Meetings. Written or printed notice stating the place, date and hour of the regular or special meetings of the Board of Directors shall be given personally, or sent by mail or by other form of written communication, to each member of the Board of Directors at least three days before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Section 9. Waiver of Notice. Anything herein contained to the contrary notwithstanding, notice of any meeting of the Board of Directors shall be waived by any member of the Board of Directors (a) who shall attend and participate in the business transacted at such meeting in person, except when the person attends such meeting for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or (b) who shall sign a written waiver thereof, whether before or after the time stated therein.

-8- Section 10. Organization. One member of the Board of Directors shall act as chairman at all meetings of the Board of Directors. Such chairman shall call such meetings to order and shall preside thereat. The Secretary shall act as secretary at all meetings of the Board of Directors but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting. Section 11. Order of Business. meetings of the Board of Directors chairman of the meeting . The order of business at all shall be determined by the Section 12 . Directors shall business. Quorum. constitute Two (2) members of the Board a quorum for the transaction of of Section 13. Adjournments. In the absence of a quorum, the members of the Board of Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting that it is being adjourned, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified and called. Section 14. Vote of the Board of Directors. The affirmative vote of at least two members of the Board of Directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors. Each member of the Board of Directors present at a meeting will be deemed to have assented to any action taken at the meeting unless his dissent to the action is entered in the minutes of the meeting, or unless he shall file his written dissent thereto with the secretary of the meeting or shall forward such dissent by registered mail to the Secretary of the Company immediately after such meeting. Section 15 . Action Without a Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by all three (3) of the members of the Board of Directors. Such unanimous written consent shall have the same force and effect as a unanimous vote at a meeting and shall be filed with the minutes of the proceedings of the Board of Directors. Section 16 . Participation at Meetings. Subjec t to the provisions required herein for notice of meetings, members of the Board o f Dire ctors may participate in and hold a meeting by means of confer e nce by telephone, and participation in a meeting pursuant to this Section 16 shall constitute presence i n pe rson at such

-9- meeting, except where a person participates in a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Section 17. Removal of Directors. (a) Governed by Certificate of Incorporation. Except as set forth in this Section 17, removal of members of the Board of Directors shall be governed by the Certificate of Incorporation. (b) Evidence of Required Vote; Filing; Effectiveness. If the action required to remove a member of the Board of Directors shall not take place at a meeting of stockholders, then such action shall be evidenced by an instrument or concurrent instruments, in writing, signed by the stockholders of record ( or their duly authoriz ed representatives) taking such action pursuant to Section 11 of Article III to remove such member of the Board of Directors. The original instrument or instruments shall be filed with the Secretary of the Company and copies of such instrument or instruments shall be filed at the registered office of the Company in the State of Delaware and at the principal office of the Company in the State of Texas. Removal of a member of the Board of Directors shall be effective upon the date of such filing of such instrument or instruments evidencing the taking of such action. (c) Notice of Removal. Concurrently with the filing of the instrument or instruments evidencing the vote to remove a member of the Board of Directors, the Person filing the same shall notify, in accordance with Article V, the Company, the other members of the Board of Directors and each registered owner of Common Stock in writing of the removal of such member of the Board of Directors. ARTICLE V NOTICES AND REQUESTS Section 1. Notices and Requests. Notices and requests to members of the Board of Directors or officers or stockholders shall be in writing and delivered personally or mailed to the members of the Board of Directors or officers or stockholders at their addresses appearing on the books of the Company. Notices or requests by mail shall be de emed to be given and received at the time when deposited in the Unite d state s mail, addresse d to the addre ssee at his addre ss as it appears on the records of the Company, with adequate postage thereon prepai d; notice or request by personal delivery shall be deemed to be given and r e cei ved at the time whe n s ame s ha ll be actually recei v ed by the person to whom address ed. Notices and requests to members of the Board of

-10- Directors and officers may also be given by telegram, telex or facsimile transmission. Section 2 . Written Waiver. Whenever a notice is required to be given to any stockholder or member of the Board of Directors under any applicable statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. ARTICLE VI OFFICERS Section 1 . Initial Officers. The Board of Directors, at their first meeting, shall choose the following officers: a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers (including, without limitation, one or more Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries) as they deem appropriate. Any two or more offices may be held by the same person. Section 2. Term in Office. The term of all officers shall be for one year, or until their respective successors are chosen and qualify. Any officer or agent shall be subject to removal for or without cause at any time by the affirmative vote of a majority of the whole Board of Directors. Vacancies in any office may be filled by the Board of Directors at any regular or special meeting thereof . Section 3 . Compensation. The salaries of all officers and agents of the Company shall be fixed from time to t i me by the Board of Directors. Section 4. President. (a) Generally. The President shall be the chief executive officer of the Company, shall be responsible for general or active management of the business of the Company and shall be a citizen of the United States. In addition, the President shall see that the orders and resolutions of the Board of Directors are carried out. (b) Dutie s. The President s hall execute bonds, mortgages and other contrac ts requiring a s e al, under the seal of the Company, e xcept where required or permi tted by law to be otherwise signed and executed and except where the signing and execution there of shall be expr essly delegated by the Board of Directors to some other office r or a gent of the Compa ny.

-11- Section 5. Vice Presidents. The Vice Presidents in the order of their seniority, or otherwise as determined by the Board of Directors, shall, provided they are citizens of the United States, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe. Section 6. Secretary and Assistant Secretaries. (a) secretary The Secretary shall attend all proceedings of the stockholders of record and all proceedings of the Board of Directors. The Secretary shall record all the proceedings of such meetings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, as the case may be, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision such Secretary shall be. (b) Assistant Secretaries. The Assistant Secretaries in the order of their seniority, or if there be none, the Treasurer or an Assistant Treasurer, as determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. Such Assistant Secretaries shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Section 7. Treasurer and Assistant Treasurers. (a) Treasurer. The Treasurer shall have the custody of the Company's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. (b) Disbursements. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Company. ( c) Bonding of Treasurer. If required by the Board of Directors, the Treasurer s hall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possessi on or under his control belonging to the Company.

-12- (d} Assistant Treasurers. The Assistant Treasurers in the order of their seniority, or if there be none, the Secretary or an Assistant Secretary, as determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. Such Assistant Treasurers shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. ARTICLE VII CERTIFICATES REPRESENTING SHARES OF COMMON STOCK Section 1. Stock Certificates. The Company shall deliver stock certificates representing all shares of Common Stock to which stockholders are entitled. such stock certificates representing such shares of Common Stock shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Company or a facsimile thereof. In case any such officer who has signed or whose facsimile signature has been placed upon any such stock certificate in accordance with Section 2 of this Article shall have ceased to be such officer before such stock certificate is delivered by the Company, it may nevertheless be issued and delivered by the Company with the same effect as if such officer had not ceased to be such at the date of its delivery. No stock certificate shall be issued for any share until the consideration therefor has been fully paid. Each stock certificate representing shares of Common Stock shall state upon the face thereof that the Company is organized under the laws of the State of Delaware, the name of the person to whom issued, the number of the shares of Common Stock which such stock certificate represents, and the par value of each share of Common Stock represented by such stock certificate. Section 2. Facsimile Signatures. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a stock certificate may be facsimiles, if the stock certificate is countersigned by a transfer agent, or registered by a registrar, other than the Company itself or an employee of the Company. Section 3. Lost Stock Certificates. When a stock certificate representing shares of Common Stock has been lost, stolen or destroyed, the owner of record shall notify the Company of such loss, theft or destruction within a reasonable time after he has notice of such loss, theft or destruction. The Board of Directors may direct that a new stock certificate be issued in place of any stock certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of

-13- that fact by the person claiming the stock certificate to be lost, stolen or destroyed. When authorizing such issuance of a new stock certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed stock certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the stock certificate alleged to have been lost or destroyed and/or to satisfy any other reasonable requirements imposed by the Board of Directors. Section 4. Transfers of Stock. Upon surrender to the Company or the transfer agent of the Company of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Secretary or Assistant Secretary to issue a new stock certificate to the person entitled thereto, cancel the old stock certificate and record the transaction upon its books. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Company or its transfer agent, before recording the transfer of the shares on its books or issuing any stock certificate therefor, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Company may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Company as to form, amount and responsibility of sureties. The bond shall be conditioned to protect the Company, its officers, members of the Board of Directors, transfer agents and registrars, or any of them, against any loss, damage, expense or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new stock certificate. Section 5. Determination of stockholders of Record; Fixing Record Date. For the purpose of determining stockholders of record for the purpose of voting upon a particular action, the provisions of Section 7 of Article III shall apply. For the purpose of determining stockholders of record for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders. Such date shall be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the record date is not fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, the day next preceding the date on which the notice of the meeting is mailed shall be the record date for such determination of stockholders.

-14- Section 6. Corporate Records and Reports . The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the stockholders and proceedings of the Board of Directors. In addition, the Company shall keep at its registered office in the State of Delaware or principal office in the State of Texas, or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number of shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. Any member of the Board of Directors or any stockholder of record upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes and record of stockholders, and to make extracts therefrom. ARTICLE VIII GENERAL PROVISIONS Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date will not precede the date upon which the resolution fixing the record date is adopted, and such record date will not be more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the close of business on the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date. Section 2. Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their direction, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purposes the Directors may deem beneficial to the Corporation, or for such other purpose as the Directors may deem beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was cre ated. surpl us of the Corporation to the extent so reserved

-15- will not be available for the payment of dividends or other distributors by the Corporation. Section 3 . Registered stockholders. The Company shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware Section 4 . Indemnification. The Corporation will indemnify its directors and the directors of any directly or indirectly held subsidiary corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware from time to time in effect and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and the officers of any directly or indirectly held subsidiary corporation and any other person whom it has the power to indemnify against any liability, reasonable expense or other matter whatsoever. The right of any director to indemnification pursuant to this Section 4 shall, to the fullest extent permitted by such Law, include a contractual right to advancement of reasonable expenses incurred or to be incurred by or on behalf of such director in connection with litigation, investigation or similar proceedings, subject to the right of the Corporation to recover from such director any amount so advanced in respect of a proceeding in which it is finally determined that such director's conduct constituted willful misconduct or breach of the duty of loyalty to the Corporation, or the directly or indirectly held subsidiary corporation, as applicable. Section 5. Checks. All bills, checks, drafts or other instruments for the payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Company shall be signed, counter-signed or endorsed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe or may be prescribed by any officer or off icers thereunto duly authorized by the Board of Directors. Section 6. Fiscal Year . The fiscal year of the Company shall be fixed or changed by the resolution of the Board of Directors. Sec tion 7 . Seal. The Corporation may have a seal, and the seal may be used by caus ing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation will h ave authority to affix the sea l to any document requiring it. Sect ion 8 . Affixing a nd Attesting. The s e a l o f the Company s hall be in the c us tody of the Se cre tary, who shall have power to

-16- affix it to the proper corporate instruments and documents, and who shall attest it. In his absence or disability, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer or by any other person or persons as may be designated by the Board of Directors. Section 9. Insurance. The Corporation may at the discretion of the Board of Directors purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify pursuant to law, the Certificate of Incorporation, these Bylaws of otherwise. ARTICLE IX AMENDMENT OF BY-LAWS Section 1. Amendment of By-Laws. These By-Laws shall not be altered, amended or repealed, or new By-Laws adopted, except in accordance with the Certificate of Incorporation. L3RI729s